Exhibit 99.1

GigOptix Reports Strong Third Quarter 2011 Financial Results

Posts Record of $8.4 Million in Revenue; Reports 10% Sequential Growth; Achieves Adjusted

EBITDA Positive One Quarter After Endwave Acquisition

San Jose, CA (November 01, 2011) GigOptix, Inc. (OTCQB: GGOX), a leading fabless supplier of semiconductor and optical components that enable high speed information streaming, today announced its financial results for the third quarter and nine months ended October 2, 2011.

For the third quarter of 2011, product revenue, which does not include government contract revenue, increased 43% from $5.9 million dollars in the third quarter of 2010 to $8.4 million. Total revenue, which consisted solely of product revenue, was $8.4 million, an increase of 10% sequentially and 16% over the same period of the prior year. GAAP net loss was $3.1 million, or $(0.14) per share, including $843,000 in restructuring and merger-related expenses, $457,000 in amortization of intangible assets, $807,000 in stock based compensation, and $255,000 in special litigation-related expenses. This compares to a GAAP net loss of $406,000, or $(0.03) per share, reported in the same period of the prior year, and GAAP net loss of $2.6 million, or $(0.19) per share, reported in the second quarter of 2011.

On a non-GAAP basis1, excluding the above mentioned charges, net loss for the third quarter of 2011 was $712,000, or $(0.03) per share. This compares to non-GAAP net income of $337,000, or $0.03 per share, reported in the same period of the prior year, and a non-GAAP net loss of $798,000, or $(0.06) per share, for the second quarter of 2011.

Adjusted EBITDA1 was $289,000, compared to $1.0 million in the same period of the prior year and a loss of $284,000 for the second quarter of 2011.

For the nine months ended October 2, 2011, product revenue, which does not include government contract revenues increased 39% from $16.5 million dollars in first nine months of 2010 to $23 million. Total revenue was $23.6 million, an increase of 26% over the same period of the prior year. GAAP net loss was $9.1 million, or $(0.57) per share, including $823,000 in amortization of intangibles, $2.3 million in stock based compensation, $717,000 in restructuring expenses, $275,000 in special litigation related expenses, $1.1 million in shareholder settlement expenses, and $2.0 million in merger-related expenses. This compares to a GAAP net loss of $4.0 million, or $(0.39) per share, reported in the first nine months of 2010.

On a non-GAAP basis, net loss for the first nine months of 2011 was $1.9 million, or $(0.12) per share, based on 15.9 million weighted average shares outstanding for the period, which compares to a non-GAAP net loss of $1.1 million, or $(0.11) per share, based on 10.2 million weighted average shares outstanding in the first nine months of 2010.

1	Non-GAAP Measures – GigOptix reports gross margin, operating income and net income on a GAAP and non-GAAP basis. In addition, it reports adjusted EBITDA. A reconciliation of these GAAP to non-GAAP measurements and adjusted EBITDA for the three and nine months ended October 2, 2011 and 2010 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

GigOptix closed the third quarter of 2011 with $16.2 million in cash and investments.

Executive Commentary

“We are pleased to report our eighth quarter of sequential product revenue growth, record revenue, and improved cash flow performance,” commented Dr. Avi Katz, chairman and chief executive officer of GigOptix. “With the integration of Endwave essentially complete, we are aggressively moving forward to expand our customer base, win key design-in opportunities and move to production with Global Tier 1 OEM’s. We are also continuing to focus on bringing more innovative bundled solutions to market and advancing our leadership in the 40G and 100G component markets. We are uniquely positioned to capitalize on a large and rapidly growing market opportunity ahead.”

Business Outlook

GigOptix expects to achieve another quarter of sequential revenue growth and anticipates product revenue to increase sequentially by approximately five percent in the fourth quarter of 2011.

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the third quarter 2011 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-356-4441 in the U.S. (1-617-597-5396 outside of the U.S.) and entering the pass code 13372918 at least 10 minutes prior to the start of the call. The conference call replay will be available beginning two hours after the call and until midnight Eastern Time on November 4, 2011. The replay dial-in number is 1-888-286-8010, and the pass code is 29046347. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high speed information streaming and address emerging high growth opportunities in the communications, industrial, defense and avionics industries. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, TIAs and TFPSTM optical modulators for 40G and 100G fiber-optic telecommunications and data-communications networks. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, and improvement and our statements under the heading “Business Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: factors that may affect the integration and results of GigOptix’s merger with Endwave, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the company’s filings with the SEC, and in the company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statement.

Media:

GigOptix, Inc.

Parker Martineau, 408-522-3100

Corporate Communications Manager

pmartineau@gigoptix.com

or

Investor Relations:

The Blueshirt Group, LLC

Matthew Hunt, 415-489-2194

Account Manager

matt@blueshirtgroup.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Nine months ended
	October 2, 2011%		October 3, 2010%		October 2, 2011%		October 3, 2010%
Revenue
Product	$8,363	100%	$5,866	81%	$23,016	97%	$16,525	88%
Government contract	—	0%	1,357	19%	628	3%	2,251	12%

Total revenue	8,363	100%	7,223	100%	23,644	100%	18,776	100%
Cost of revenue
Product	3,709	44%	3,106	43%	11,158	47%	8,329	44%
Government contract	—		305	4%	180	1%	557	3%

Total cost of revenue	3,709	44%	3,411	47%	11,338	48%	8,886	47%

Gross profit (loss)	4,654	56%	3,812	53%	12,306	52%	9,890	53%

Research and development expense	3,633	43%	1,852	26%	9,097	38%	6,056	32%
Selling, general and administrative expense	2,769	33%	2,247	31%	7,981	34%	6,921	37%
Restructuring expense	769	9%	—	0%	717	3%	428	2%
Merger-related expense	74	1%	—	0%	1,959	8%	—	0%
Special litigation-related expense	255	3%	—	0%	275	1%	—	0%
Shareholder settlement expense	—		—	0%	1,064	5%	—	0%

Total operating expenses	7,500	90%	4,099	57%	21,093	89%	13,405	71%

Loss from operations	(2,846)	-34%	(287)	-4%	(8,787)	-37%	(3,515)	-19%

Interest expense	(97)	-1%	(105)	-1%	(240)	-1%	(335)	-2%
Other income (expense), net	(131)	-2%	(16)	0%	(61)	0%	(132)	-1%

Loss before provision for income taxes	(3,074)	-37%	(408)	-6%	(9,088)	-38%	(3,982)	-21%
Provision for income taxes	—	0%	2	0%	(12)	0%	(22)	0%

Net loss	(3,074)	-37%	(406)	-6%	(9,100)	-38%	(4,004)	-21%

Net loss per share - basic and diluted	$(0.14)		$(0.03)		$(0.57)		$(0.39)

Weighted average number of shares used in per share calculations - basic and diluted	21,511		11,972		15,888		10,204

GIGOPTIX, INC. CONSOLIDATED BALANCE SHEETS (In thousands)
	October 2, 2011	December 31, 2010	Net Change
			$	%
ASSETS
Current assets:
Cash and cash equivalents	$9,985	$4,502	$5,483	122%
Short-term investments	6,207	—	6,207
Accounts receivable, net	5,386	5,366	20	0%
Inventories	2,533	1,609	924	57%
Prepaid and other current assets	615	405	210	52%

Total current assets	24,726	11,882	12,844	108%
Property and equipment, net	4,855	3,717	1,138	31%
Intangible assets, net	5,569	3,861	1,708	44%
Goodwill	11,985	7,407	4,578	62%
Restricted cash	258	356	(98)	(28%)
Other assets	251	653	(402)	(62%)

Total assets	$47,644	$27,876	$19,768	71%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,396	$2,960	$1,436	49%
Accrued and other current liabilities	6,305	4,823	1,482	31%
Line of credit and debt	1,012	3,226	(2,214)	(69%)

Total current liabilities	11,713	11,009	704	6%
Pension liabilities	219	211	8	4%
Other long-term liabilities	1,246	1,266	(20)	(2%)

Total liabilities	13,178	12,486	692	6%
Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized as of October 3, 2011;
21,513,734 and 12,210,264 issued and outstanding as of October 3, 2011 and December 31, 2010, respectively.
Common stock, $0.001 par value	22	12	10	83%
Additional paid-in capital	116,618	88,553	28,065	32%
Accumulated deficit	(82,453)	(73,353)	(9,100)	12%
Accumulated other comprehensive income	279	178	101	57%

Total stockholders’ equity	34,466	15,390	19,076	124%

Total liabilities and stockholders’ equity	$47,644	$27,876	$19,768	71%

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Nine months ended,
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
GAAP - Total cost of revenue	$3,709	$3,411	$11,338	$8,886
Stock based compensation	(14)	(3)	(42)	(9)
Amortization of intangible assets	(327)	(139)	(498)	(423)
Merger-related costs	—	—	(7)	—

Non-GAAP total cost of revenue	$3,368	$3,269	$10,791	$8,454

GAAP - gross profit (loss)	$4,654	$3,812	$12,306	$9,890
Stock based compensation	14	3	42	9
Amortization of intangible assets	327	139	498	423
Merger-related costs	—	—	7	—

Non-GAAP gross profit	$4,995	$3,954	$12,853	$10,322

GAAP - Operating expenses	$7,500	$4,099	$21,093	$13,405
Stock based compensation	(793)	(359)	(2,278)	(1,180)
Amortization of intangible assets	(130)	(92)	(325)	(277)
Restructuring expense	(769)	—	(717)	(428)
Special litigation-related	(255)	—	(275)
Shareholder settlement expense	—	—	(1,064)	—
Merger-related expense	(74)	(150)	(1,959)	(450)

Non-GAAP operating expenses	$5,479	$3,498	$14,475	$11,070

GAAP - Loss from operations	$(2,846)	$(287)	$(8,787)	$(3,515)
Stock based compensation	807	362	2,320	1,189
Amortization of intangible assets	457	231	823	700
Restructuring expense	769	—	717	428
Special litigation-related	255	—	275
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	74	150	1,966	450

Non-GAAP loss from operations	$(484)	$456	$(1,622)	$(748)

GAAP - net loss	$(3,074)	$(406)	$(9,100)	$(4,004)
Stock based compensation	807	362	2,320	1,189
Amortization of intangible assets	457	231	823	700
Restructuring expense	769	—	717	428
Special litigation-related	255	—	275
Amortization of discount on loan	—	—	—	152
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	74	150	1,966	450

Non-GAAP net loss	$(712)	$337	$(1,935)	$(1,085)

Adjusted EBITDA reconciliation:
Loss from operations	$(2,846)	$(287)	$(8,787)	$(3,515)
Restructuring expense	769	—	717	428
Special litigation-related	255	—	275
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	74	150	1,966	450
Depreciation and amortization	1,230	793	2,495	2,623
Stock based compensation	807	362	2,320	1,189

Adjusted EBITDA	$289	$1,018	$50	$1,175